SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2017

 IBERIABANK CORPORATION
(Exact name of Registrant as Specified in Charter)

Louisiana	001-37532	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
200 West Congress Street, Lafayette, Louisiana 70501
(Address of Principal Executive Offices)
(337) 521-4003
Registrant’s telephone number, including area code
NOT APPLICABLE
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Yes  ☐    No  ☒

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of the Company was held on May 9, 2017. At the 2017 Annual Meeting, the persons listed below were elected to serve as directors of the Company, each for a term of three years; the appointment by the Audit Committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2017 was ratified; a non-binding resolution in support of the compensation of the Named Executive Officers was approved; and a non-binding advisory vote to approve the compensation of Named Executive Officers annually was approved.
The Judges of Election reported the vote of shareholders at the 2017 Annual Meeting as follows:
PROPOSAL 1: Election of Directors

NAME	FOR	WITHHELD
Harry V. Barton, Jr.	37,363,630	2,838,461
E. Stewart Shea, III	37,147,337	3,054,754
David H. Welch	33,723,714	6,478,377

In addition, there were 4,708,439 broker non-votes.

PROPOSAL 2: Ratify Appointment of Ernst & Young LLP

FOR	AGAINST	ABSTAIN
44,000,929	823,094	86,507

PROPOSAL 3: Approval of a non-binding advisory resolution to approve the compensation of Named Executive Officers

FOR	AGAINST	ABSTAIN
39,356,052	714,198	131,841

In addition, there were 4,708,439 broker non-votes.

PROPOSAL 4: Advisory vote on the frequency of the non-binding resolution to approve the compensation of Named Executive Officers

One Year	Two Years	Three Years	Abstain
33,601,887	194,020	6,264,226	141,958

In addition, there were 4,708,439 broker non-votes.

On May 10, 2017, upon the recommendation of the Compensation Committee, the Board of Directors of the Company approved holding future non-binding advisory votes on Named Executive Officer compensation annually, consistent with the recommendation of the Board of Directors and the preference of the Company’s shareholders, as represented by their votes at the 2017 Annual Meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: May 12, 2017	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer